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                                                                    EXHIBIT 10.4


                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT (the "AGREEMENT") is made and entered into as of the 22nd day of May, 2000, by and between ACTIVISION, INC., a Delaware corporation (the "Company") and Brian G. Kelly (the "OPTIONEE").

     WHEREAS, the Company and the Optionee have entered into that certain Amended and Restated Employment Agreement dated as of the date hereof (the "EMPLOYMENT AGREEMENT").

     WHEREAS, the Company considers it desirable and in its best interests that Optionee be granted the option to purchase an aggregate of One Million (1,000,000) shares of Common Stock of the Company, par value $.000001 per share (the "Common Shares"), in accordance with the Employment Agreement and upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration paid by the Optionee to the Company, the adequacy of which is hereby acknowledged, and the mutual covenants hereinafter set forth, the parties agree as follows:

     1. GRANT OF OPTION. The Company hereby grants to the Optionee the right and option (hereinafter the "Option") to purchase all or any part of an aggregate of One Million (1,000,000) Common Shares (subject to adjustment as provided in Paragraph 6 hereof), on the terms and conditions set forth herein.

     2. PURCHASE PRICE. The purchase price of the Common Shares covered by the Option shall be $6.125 per share (subject to adjustment as provided in Paragraph 6 hereof and Section 10(b)(iv) of the Employment Agreement) (the "PURCHASE PRICE").

     3. TERM OF THE OPTION. The Option shall vest and be exercisable as follows: (i) the Option shall be exercisable as to 250,000 shares at any time after the date hereof and prior to the Expiration Date (as defined in Section
16), (ii) the Option shall be exercisable as to the remaining 750,000 shares, pro rata on a monthly basis, commencing on the 22nd day of June, 2000 and thereafter on the 22nd day of each month for a period of three years through May 22, 2003 and (iii) the Option shall be exercisable as set forth in Sections 7(b) and 16(c).

     4.   METHOD OF EXERCISING OPTION.

          (a) The Optionee may exercise the Option in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice to the Company, specifying therein the number of Common Shares which the Optionee then elects to purchase or with respect to which the Option is being exercised, and the method by which the Optionee intends to pay for the Common Shares. The date on which the notice is given to the Company is hereinafter referred to as the "DATE OF EXERCISE."

          (b) As soon as practicable after receipt by the Company of such notice and of payment in full of the Purchase Price of all the Common Shares with respect to which the


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Option has been exercised, a certificate or certificates representing such
Common Shares shall be issued in the name of the Optionee and shall be delivered to the Optionee.

          (c) The Optionee may pay the Purchase Price in one of the following manners:

               (i) CASH EXERCISE; EXCHANGE OF SHARES. The Optionee shall deliver the Purchase Price (A) in immediately available funds or (B) by surrendering to the Company certificate(s) representing a number of shares of common stock of the Company with a value equal to Purchase Price, where the value of such shares of common stock is equal to the average of the closing sale prices of such common stock for the five (5) trading days immediately prior to (but not including) the Date of Exercise.

               (ii) CASHLESS EXERCISE. The Optionee shall surrender this Option to the Company, in which event the Company shall issue to the Optionee the number of Common Shares determined as follows:

         X = (Y* (A-B))/B

    where:

    X = the number of Common Shares to be issued to the Optionee;

    Y = the number of Common Shares with respect to which this Option is being exercised;

    A = the average of the closing sale prices of the common stock of the Company for the five (5) trading days immediately prior to (but not including) the Date of Exercise;

    B = the Purchase Price.

          (d) For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Common Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Optionee, and the holding period for the Common Shares shall be deemed to have been commenced, on the date hereof.

     5. AVAILABILITY OF SHARES. The Company, during the term of this Option, at all times shall keep available the number of shares of common stock required to satisfy the Option. The Company shall utilize its best efforts to comply with the requirements of each regulatory commission or agency having jurisdiction in order to issue and sell the Common Shares to satisfy the Option. Such compliance will be a condition precedent to the right to exercise the Option. The inability of the Company to effect such compliance with any such regulatory commission or agency which counsel for the Company deems necessary for the lawful issuance and sale of the Common Shares to satisfy this Option shall relieve the Company from any liability for failure to issue and sell the Common Shares to satisfy the Option for such period of time as such compliance is not effectuated.


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     6.   ADJUSTMENTS.

          (a) STOCK SPLITS AND COMBINATIONS. If prior to the exercise of any option granted hereunder the Company shall have effected one or more stock split-ups, stock dividends, or other increases or reductions of the number of shares of its common stock outstanding without receiving compensation therefor in money, services or property, the number of Common Shares subject to the option hereby granted shall (a) if a net increase shall have been effected in the number of outstanding shares of the Company's Common Shares, be proportionately increased and the cash consideration payable per Common Share shall be proportionately reduced; and (b) if a net reduction shall have been effected in the number of outstanding shares of the Company's Common Shares, be proportionately reduced and the cash consideration payable per Common Share be proportionately increased.

          (b) RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. Except as set forth in Section 7 below, if the Common Shares issuable upon exercise of this Option shall be changed into the same or different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification, exchange or otherwise (other than pursuant to a subdivision or combination of shares as provided for in clause (a) above), the holder of this Option shall on its exercise be entitled to purchase, in lieu of the Common Shares which the Optionee would have become entitled to purchase but for such change, a number of shares of such other class or classes of stock equivalent to the number of Common Shares that would have been subject to purchase by the Optionee on exercise of this Option immediately before such change.

     7. CHANGE OF CONTROL. In the event that the Optionee is an employee of the Company at the moment immediately prior to a Change of Control (as defined herein), the Optionee shall be entitled to receive all benefits described in this Section 7.

          (a) For purposes of this Agreement, a "Change of Control" shall be deemed to occur upon the occurrence of any of the following events:

               (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder), other than any "person" or "group" with which the Optionee is an Affiliate, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 25% of the total outstanding voting stock of the Company;

               (ii) the individuals who constitute the Board as of the date of this Agreement (the "INCUMBENT BOARD") cease to constitute a majority of the Board, for any reason(s) other than (A) the voluntary resignation of one more Board members; (B) the removal of one or more directors by the Company's shareholders for good cause; provided, however (1) that if the nomination or election of any new director of the Company was approved by a majority of the Incumbent Board, such new director shall be deemed a member of the Incumbent Board and (2) that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest"

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(as described in Rule 14a-11 promulgated under the Securities Exchange Act of
1934, as amended) or as a result of a solicitation of proxies or consents by or on behalf of any "person" or "group" identified in clause (a)(i) above; or

               (iii) the Company consolidates with, or merges with or into another person or entity or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person or entity, or any person or entity consolidates with or merges with or into the Company; provided, however that (A) the Optionee is not an Affiliate of such person or entity and (B) any such transaction shall not constitute a Change of Control if the shareholders of the Company immediately before such transaction own, directly or indirectly, immediately following such transaction in excess of sixty-five percent (65%) of the combined voting power of the outstanding voting securities of the corporation or other person or entity resulting from such transaction in substantially the same proportion as their ownership of the voting securities of the Company immediately before such transaction.

               (iv) For purposes of this subsection, the term "AFFILIATE" means, with respect to any individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind (each a "PERSON"), any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "CONTROL," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "AFFILIATED," "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

          (b) Upon the occurrence of a Change of Control, this Option, to the extent not previously exercised, shall immediately vest and become exercisable in full for a period of ten (10) years commencing on the date of the Change of Control without regard to Sections 16(b), (c) or (d).

     8. NOTICE OF ADJUSTMENTS. The Company shall give notice of each adjustment or readjustment of the Purchase Price or the number of Common Shares or other securities issuable upon exercise of this Option to the Optionee at the Optionee address as shown on the Company's books.

     9. NO CHANGE. The form of this Option need not be changed because of any adjustment in the Purchase Price or in the number of Common Shares purchasable upon its exercise. An Option issued after any adjustment upon any partial exercise or in replacement may continue to express the same Purchase Price and the same number of Common Shares (appropriately reduced in the case of partial exercise) and such Purchase Price and number of Common Shares shall be considered to have been so changed as of the close of business on the date of adjustment.

     10. REPLACEMENT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Option and, in the case of loss, theft

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or destruction, on delivery of any indemnity agreement or bond reasonably satisfactory in form and amount to the Company, or in the case of mutilation, surrender and cancellation of this Option, the Company at its expense will execute and deliver, in lieu of this Option, a new Option of like tenor.

     11. RESTRICTIONS. The holder of this Option, by acceptance hereof, represents, warrants and covenants as follows:

          (a) This Option and the right to purchase the Common Shares is personal to the holder and shall not be transferred to any other person, other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Optionee may, at any time and from time to time, transfer all or any part of his rights under this Option and the right to purchase the Common Shares to his spouse or children, or to a trust created by the Optionee for the benefit of the Optionee or his immediate family or to a corporation or other entity controlled by the Optionee and in which the Optionee or members of his immediate family have all of the economic interests.

          (b) The Company may postpone the issuance and delivery of Common Shares upon any exercise of the Option until (a) the admission of such Common shares to listing on any stock exchange or exchanges on which Common Shares of the Company of the same class are then listed and (b) the completion of such registration or other qualification of such Common Shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable. The Optionee shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the then existence or non-existence with respect to such Common Shares of an effective Registration Statement under the Securities Act of 1933, as amended, to issue the Common Shares in compliance with the provisions of that or any comparable act.

          (c) The Company may cause the following legend to be set forth on each certificate representing Common Shares or any other security issued or issuable upon exercise of the Option unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED BY AN OPINION FROM COUNSEL TO THE COMPANY.

     12. NO RIGHTS AS OPTIONEE. Nothing contained herein shall be construed to confer upon the Optionee any right to be continued in the employ of the Company or as a director of the Company or derogate from any right of the Company to retire, request the

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resignation of, or discharge the Optionee at any time, with or without cause.
The Optionee shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Optionee are limited to those expressed herein and are not enforceable against the Company except to the extent set forth herein.

     13. SHAREHOLDER'S RIGHTS. Except for transfers pursuant to Section 11(a) above or in the event of the Optionee's death as provided in Section 16 below, this Option is non-transferable by the Optionee. On any attempt to transfer or otherwise dispose of this Option other than pursuant to the terms hereof, this Option shall immediately become null and void. The Optionee shall have no rights as a shareholder with respect to the Common Shares until payment of the Option price and delivery to the Optionee of the Common Shares as provided herein.

     14. WITHHOLDING. In the event that the Optionee elects to exercise this Option or any part thereof, and if the Company shall be required to withhold any amounts by reason of any federal, state or local tax laws, rules or regulations in respect of the issuance of Common Shares to the Optionee pursuant to the Option, the Company shall be entitled to deduct and withhold such amounts from any payments to be made to the Optionee. In any event, the Optionee shall make available to the Company promptly when requested by the Company sufficient funds to meet the requirements of such withholding; and the Company shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds available to the Company out of any funds or property due or to become due to the Optionee. Notwithstanding the foregoing, the Optionee may request the Company not to withhold any or all of the amounts otherwise required to be withheld; provided that the Executive provides the Company with sufficient documentation as may be required by federal, state or local tax laws, rules or regulations supporting his request that such amount is not required to be withheld, in which case the Company may, in its reasonable discretion, reduce such withholding amounts to the extent permitted by applicable laws, rules and regulations.

     15. REGISTRATION RIGHTS. The Company hereby covenants and agrees to promptly file, no later than 60 days from the date hereof, a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission with respect to the Common Shares, including a reoffer prospectus, to the extent required.

     16.  TERMINATION OF OPTION. Except as otherwise stated herein, including
Section 7(b), the Option, to the extent not theretofore exercised, shall terminate upon the first of the following dates to occur (the "Expiration Date"):

          (a) In the event of the Optionee's death or Disability (as defined in the Employment Agreement), this Option, to the extent exercisable at the Date of Termination (as defined in the Employment Agreement), in the case of death, may be exercised by the estate of the Optionee or any person who acquired the Option by bequest or inheritance, or, in the case of Disability, may be exercised by the Optionee or his legal representative, in accordance with the terms of this Option, at any time prior to twelve (12) months following such death or Disability, as the case may be, after which the Option shall terminate and shall no longer be exercisable;


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          (b)  In the event of the termination of the Optionee's employment for
Cause and by the Optionee upon a Resignation (each as defined in the Employment Agreement), this Option and all rights granted hereunder shall be forfeited and deemed canceled and no longer exercisable on and after the 30th day following the date of such termination of employment, unless the Board determines otherwise; and

          (c) In the event that the Executive's employment is terminated by the Company Without Cause or by the Executive for Good Reason (each as defined in the Employment Agreement), this Option and all rights granted hereunder shall, upon the Date of Termination (as defined in the Employment Agreement), immediately vest and become exercisable (if not already vested and exercisable), and may be exercised by the Optionee in whole or in part at any time or from time to time prior to the later of the fifth anniversary of the Date of Termination or May 22, 2010, after which time the Option shall terminate and shall no longer be exercisable; or

          (d)  May 22, 2010, the tenth anniversary of this Agreement.

     17. VALIDITY AND CONSTRUCTION. This Option shall be governed by and construed and enforced in accordance with the laws of the State of Delaware. Such construction is vested in the board and its construction shall be final and conclusive.

     18. AMENDMENT: The Board of Directors of the Company may, with the consent of the Optionee, at any time or from time to time amend the terms of this Option.

     19. NOTICES. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows: if to the Company, at its office at 3100 Ocean Park Boulevard, Santa Monica, California 90405, or at such other address as the Company by notice to the Optionee may designate in writing from time to time; and if to the Optionee, at the address shown below his signature on this Option Certificate, or at such other address as the Optionee by notice to the Company may designate in writing from time to time. Notices shall be effective upon receipt.

     20. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successor, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

                    [SIGNATURE PAGES BEGIN ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have executed this Option Certificate as of the date set forth above.


                                       ACTIVISION, INC.



                                       By: /s/ ROBERT A. KOTICK
                                           -------------------------------
                                           Name:  Robert A. Kotick
                                           Title: Chairman

ACCEPTED:

/s/ BRIAN G. KELLY
------------------------------
Brian G. Kelly


785 FIFTH AVENUE, APT. 3E
------------------------------
Address


NEW YORK, NY 10022
------------------------------
City, State, Zip Code


Social Security Number:
                        ---------------



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